UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                              AMENDMENT NO. 1 TO A
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 1, 2004
                                                         ---------------

                               INFOCROSSING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                0-20824                              13-3252333
       -----------------------------------------------------------------
       (Commission File Number)        (IRS Employer Identification No.)


       2 Christie Heights Street Leonia, New Jersey          07605
       --------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)

                                 (201) 840-4700
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01         COMPLETION OF ACQUISITION.

On October 1, 2004, Infocrossing, Inc. (the "Company") closed the previously announced acquisition of the Medicaid, Medicare and Managed Care Claims Processing Business ("Claims Processing Business") of Verizon Information Technologies Inc. ("VITI") from Verizon Communications, Inc. (NYSE: VZ) for $43.5 million in cash. The sale was structured as an acquisition of the common stock of the Claims Processing Business. The Company financed the acquisition by using cash on hand and by drawing $24.4 million from an existing line of credit provided by CapitalSource Finance LLC. Immediately following the closing of the transaction, the Claims Processing Business' name was changed to Infocrossing Healthcare Services, Inc. ("IHS").

Other than in respect to this transaction, no material relationship exists between the Company or its affiliates and either Verizon Communications, Inc. or VITI.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

          Financial statements required by 17 CFR 210.3-05(b) are included herewith as Appendix A.

     (b)  Pro Forma Financial Information

          Pro forma financial information required by 17 CFR 210 is included herewith as Appendix B.

     (c)  Exhibits

          2.1 Purchase and Sale Agreement dated as of September 1, 2004 between the Company and Verizon Data Services, Inc., filed with the initial Current Report on Form 8-K dated October 4, 2004 and incorporated herein by reference.

          2.2 Stock Purchase Agreement between the Company and ITO Holdings, LLC, dated as of March 3, 2004, incorporated by reference to
               Exhibit 2.1 to a Current Report on Form 8-K filed April 7, 2004.

          10.1 Consent, Waiver and First Amendment to Acquisition Loan Agreement dated as of October 1, 2004 by and among the Company and CapitalSource Finance, LLC, filed with the initial Current Report on Form 8-K dated October 4, 2004 and incorporated herein by reference.

          10.2 Acquisition Loan Agreement dated July 29, 2004 between the Company, various Lenders and CapitalSource Finance LLC as Agent for the Lenders, incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for June 30, 2004.

          10.3 Guarantee and Security Agreement dated as of July 29, 2004, between the Company and certain of the Company's subsidiaries and CapitalSource Finance LLC, incorporated by reference to Exhibit
               10.8 to the Company's Quarterly Report on Form 10-Q for June 30, 2004.

          10.4 Stock Pledge Agreement dated as of July 29, 2004, between the Company and certain of the Company's subsidiaries and CapitalSource Finance LLC, incorporated by reference to Exhibit
               10.9 to the Company's Quarterly Report on Form 10-Q for June 30, 2004.

          10.5 Amended and Restated Consent, Waiver, and First Amendment to Acquisition Loan Agreement, dated as of October 6, 2004, by and among the Company and CapitalSource Finance, LLC., incorporated by reference to Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q for September 30, 2004.

          10.6 Second Amendment to Acquisition Loan Agreement and Other Documents, dated as of November 8, 2004, by and among the Company and CapitalSource Finance, LLC., incorporated by reference to
               Exhibit 10.12 to the Company's Quarterly Report on Form 10-Q for September 30, 2004.

          10.7 Employment Agreement dated as of October 1, 2004 between Michael
               J. Luebke and Infocrossing Healthcare Services, Inc. *

          23.1 Consent of Moore Stephens Wurth Frazer and Torbet, LLP. *

          99.1 Press Release of the Company, dated October 4, 2004, filed with the initial Current Report on Form 8-K dated October 4, 2004 and incorporated herein by reference.

          *    Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  INFOCROSSING, INC.


Date:  December 17, 2004                          By:   /s/ WILLIAM J. McHALE
                                                     --------------------------
                                                     William J. McHale
                                                     SVP - Finance

                                   APPENDIX A
                              FINANCIAL STATEMENTS

                       MEDICAID, MEDICARE AND MANAGED CARE
                           CLAIMS PROCESSING BUSINESS
                    OF VERIZON INFORMATION TECHNOLOGIES INC.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

          SEPTEMBER 30, 2004, DECEMBER 31, 2003, AND DECEMBER 31, 2002

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of Infocrossing, Inc.

We have audited the accompanying statements of assets, liabilities and divisional capital of the Medicaid, Medicare and Managed Care Claims Processing Business of Verizon Information Technologies Inc. as of September 30, 2004, December 31, 2003 and 2002, and the related statements of operations and cash flows for the nine months ended September 30, 2004 and for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Medicaid, Medicare and Managed Care Claims Processing Business of Verizon Information Technologies Inc. as of September 30, 2004, December 31, 2003 and 2002, and the results of its operations and its cash flows for the periods then ended, in conformity with
U. S. generally accepted accounting principles.

As discussed in Note 2, the Medicaid, Medicare and Managed Care Claims Processing Business of Verizon Information Technologies Inc. did not operate as a stand alone separate entity. The financial statements referred to above are based on judgments, estimations, and allocations determined by the management of Infocrossing, Inc.



/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Orange, California
December 10, 2004

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL CAPITAL

            ASSETS                  September 30,   December 31,   December 31,
            ------                       2004           2003           2002
                                   --------------------------------------------
CURRENT ASSETS

     Accounts receivable           $  4,504,463   $  9,222,265   $  7,056,360

     Unbilled receivables             4,641,971      5,751,257      4,138,186
                                   --------------------------------------------

     Total current assets             9,146,434     14,973,522     11,194,546
                                   --------------------------------------------

PROPERTY AND EQUIPMENT, NET           2,048,981      2,506,336      2,731,986
                                   --------------------------------------------

TOTAL ASSETS                       $ 11,195,415   $ 17,479,858   $ 13,926,532
                                   ============================================

LIABILITIES AND DIVISIONAL CAPITAL
----------------------------------

CURRENT LIABILITIES

     Accounts payable and
       accrued expenses            $    476,600   $    528,962   $    755,025

     Payroll, payroll taxes and
       payroll benefits accrued       1,354,080      3,034,416      1,434,054

     Deferred revenues                     -               450      1,182,234

     Deferred rent                      111,585        120,716           -

                                   --------------------------------------------

     Total current liabilities        1,942,265      3,684,544      3,371,313
                                   --------------------------------------------


DIVISIONAL CAPITAL                    9,253,150     13,795,314     10,555,219
                                   --------------------------------------------

COMMITMENTS AND CONTINGENCIES              -              -              -
                                   --------------------------------------------

TOTAL LIABILITIES AND
      DIVISIONAL CAPITAL           $ 11,195,415   $ 17,479,858   $ 13,926,532
                                   ============================================


    The accompanying notes are an integral part of these financial statements

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                            STATEMENTS OF OPERATIONS
           FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004, AND THE
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                    September 30,   December 31,   December 31,
                                        2004           2003           2002
                                   --------------------------------------------
REVENUES                           $ 36,213,345   $ 52,014,856   $ 54,256,282
                                   --------------------------------------------

EXPENSES

   Cost of revenue                   23,126,725     35,463,934     37,483,537

   Selling, general and
      administrative expenses         2,831,250      3,725,000      3,650,000

   Voluntary separation
      incentive plan                       -         2,844,500           -

   Depreciation and amortization        531,134        298,290        370,148
                                   --------------------------------------------

       TOTAL EXPENSES                26,489,109     42,331,724     41,503,685
                                   --------------------------------------------

INCOME BEFORE INCOME TAX PROVISION
     IN LIEU OF INCOME TAXES          9,724,236      9,683,132     12,752,597

PROVISION IN LIEU OF INCOME TAXES     3,685,000      3,656,000      4,816,000
                                   --------------------------------------------

NET INCOME                         $  6,039,236   $  6,027,132   $  7,936,597
                                   ============================================









    The accompanying notes are an integral part of these financial statements

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                            STATEMENTS OF CASH FLOWS
           FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004, AND THE
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                    September 30,   December 31,   December 31,
                                        2004           2003           2002
                                   --------------------------------------------
CASH FLOWS FROM
    OPERATING ACTIVITIES:
Net income                         $  6,039,236   $  6,027,132   $  7,936,597
Adjustments to reconcile net
   income to net cash from
   operating activities:
     Depreciation and amortization      531,134        298,290        370,148
       Changes in operating assets
          and liabilities:
          Accounts receivable         4,717,802     (2,165,905)     1,512,837
          Unbilled receivables        1,109,286     (1,613,071)      (231,898)
          Accounts payable and
             accrued expenses           (52,362)      (226,063)        43,061
          Deferred revenues                (450)    (1,181,784)   (12,000,157)
          Deferred rent                  (9,131)       120,716           -
          Payroll, payroll taxes
             and payroll benefits
             payable                 (1,680,336)     1,600,362        (41,895)
          Other current liabilities        -              -        (1,889,418)
                                   --------------------------------------------
       Net cash flows from
             operating activities    10,655,179      2,859,677     (4,300,725)
                                   --------------------------------------------

CASH FLOWS FROM INVESTING
   ACTIVITIES:
   Purchases of property
     and equipment                      (73,779)       (72,640)      (446,437)
                                   --------------------------------------------
       Net cash flows from
          investing activities          (73,779)       (72,640)      (446,437)
                                   --------------------------------------------

CASH FLOWS FROM
   FINANCING ACTIVITIES:
   Deemed cash contributions
      by parent                            -              -         4,747,162
   Deemed cash distributions
      to parent                     (10,581,400)    (2,787,037)          -
                                   --------------------------------------------
       Net cash flows from
          financing activities      (10,581,400)    (2,787,037)     4,747,162
                                   --------------------------------------------

NET CHANGE IN CASH
     AND CASH EQUIVALENTS                  -              -              -

CASH AND CASH EQUIVALENTS,
     BEGINNING                             -              -              -

                                   --------------------------------------------
CASH AND CASH EQUIVALENTS,
     ENDING                        $       -      $       -      $       -
                                   ============================================

Provision in lieu of income
     taxes deemed paid             $  3,685,000   $  3,656,000   $  4,816,000
                                   ============================================

    The accompanying notes are an integral part of these financial statements

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS, ACQUISTION AND TRANSITION

Medicaid, Medicare and Managed Care Claims Processing Business of Verizon Information Technologies Inc. (the "Claims Processing Business") is engaged in the business of providing customers in the healthcare industry with information technology outsourcing services, healthcare transaction processing services, Health Insurance Portability and Accountability Act consulting and implementation services, payer application solutions and Medicaid fiscal agent services. Such customers mainly are located in Missouri, Florida, Arizona, Alabama, Arkansas, North Dakota, Utah, and Montana.

Effective October 1, 2004, Infocrossing, Inc. ("Infocrossing") acquired 150 shares of no par value common stock (constituting all of the authorized, issued and outstanding shares of common stock) of Verizon Information Technologies Inc. ("VITI") from Verizon Data Services, Inc. ("VDSI" or "Parent") for $43,500,000. Prior to the acquisition of its capital stock VITI's business activities consisted of several operating businesses including the activities of the Claims Processing Business. As part of the sale of its capital stock, VITI transferred all non-claims processing business and specific assets and liabilities to another entity which was not part of the acquisition. Following the purchase, VITI's name was changed to Infocrossing Healthcare Services, Inc. (the "Company").

Also, effective October 1, 2004, VITI entered into a transition services agreement with Verizon Information Technologies LLC, ("VITL"), by which VITI will purchase from VITL certain data processing services, including computing and help desk services, as set forth in this agreement for an initial term of six months with automatic renewals for successive periods of three months unless either party shall have given the other party appropriate notice of termination. The agreement establishes a monthly mainframe processing fee based on actual usage of CPU hours for prime CPU, CPU hours for batch CPU, as well as other processing charges. In addition, professional services are billed separately on a per hour basis. Management of the Claims Processing Business estimates that the need to utilize the transition services provided by VITL will be six months, after which Infocrossing will be rendering the majority of the services currently provided by the transition service agreement.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION. Prior to the acquisition by Infocrossing, no financial statements were available with accounting and disclosures normally presented for a separate legal entity. The financial statements of the Claims Processing Business present its operating results and financial position and are based on the historical accounting records of VITI. All of the accounting judgments, estimations and allocations in these financial statements are assumptions that the management of Infocrossing believe are reasonable for the purpose of preparing the Claims Processing Business' financial statements. However, these policies, including various allocations, are estimates and are not necessarily indicative of the costs that would have resulted had the Claims Processing Business operated as a stand-alone, separate entity. The accompanying financial statements do not reflect purchase price allocation adjustments which will be made by Infocrossing.

The financial statements of the Claims Processing Business have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in an amendment to Form 8-K to be filed by Infocrossing in connection with the acquisition of the Claims Processing Business as disclosed in Note 1.

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

DIVISIONAL CAPITAL. All charges and allocations of costs for functions and services provided by Parent are deemed paid by the Claims Processing Business, in cash, in the period in which the cost is recorded in these financial statements. All cash is deemed to be distributed to the Parent as received.

Changes in Divisional Capital were as follows:

Balance at December 31, 2001                            $     (2,128,540)
          Net income                                           7,936,597
          Capital contributions by Parent                      4,747,162
                                                        -----------------
Balance at December 31, 2002                                  10,555,219
          Net income                                           6,027,132
          Deemed distributions to Parent                      (2,787,037)
                                                        -----------------
Balance at December 31, 2003                                  13,795,314
          Net income                                           6,039,236
          Deemed distributions to Parent                     (10,581,400)
                                                        -----------------
Balance at September 30, 2004                           $      9,253,150
                                                        =================

As discussed in Note 1, Infocrossing acquired all the capital stock of VITI. The capital structure as of October 1, 2004, is as follows:

         Common stock, no par value
         150 shares authorized;
         issued and outstanding,
         as of September 30, 2004
         and December 31, 2003 and 2002                 $            150

         Accumulated earnings, net of deemed
         distributions of $8,621,275
         to the Parent                                         9,253,000
                                                        -----------------
                                                        $      9,253,150
                                                        =================

UNBILLED RECEIVABLES. Unbilled receivables include amounts billable for services rendered prior to September 30, 2004 and December 31, 2003 and 2002, that were billed after the end of the respective periods.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. Management of the Claims Processing Business evaluates accounts receivable periodically for potential uncollectible receivables based on contractual due dates. Historically, the Claims Processing Business has not experienced any significant bad debts.

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets consist of property and equipment. The Claims Processing Business reviews its long-lived assets for impairment whenever events or business circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. No adjustments to the carrying value of long-lived assets were recorded for the nine-month period ended September 30, 2004, and for the years ended December 31, 2003 and 2002.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over estimated useful lives of 3 to 10 years, except for leasehold improvements where amortization is calculated over their estimated useful lives or underlying lease terms, whichever is shorter. Maintenance and repairs are expensed as incurred.

REVENUE RECOGNITION. The Claims Processing Business recognizes revenues from services when the services are rendered in accordance with customer contracts. Prepayments on contracts are recorded as deferred revenue in the accompanying statements of assets, liabilities and divisional capital. Unbilled services on contracts are recorded as unbilled receivables in the accompanying statements of assets, liabilities, and divisional capital.

INCOME TAXES. The Claims Processing Business did not constitute a separate tax filing entity for income tax purposes. Accordingly, the Claims Processing Business has recorded an "income tax provision in lieu of taxes" as if it had filed separate income tax returns as a stand alone entity. Such provision has been recorded in the accompanying financial statements using the maximum statutory tax rates in effect during the respective periods. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. As of September 30, 2004 and December 31, 2003 and 2002, there were no deferred tax assets or liabilities.

ADVERTISING AND MARKETING. Advertising and marketing costs are expensed as incurred.

RESEARCH AND DEVELOPMENT. Research and development costs are expensed as incurred.

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Claims Processing Business' significant estimates primarily relate to the assessment of the required accounts receivable allowance for doubtful accounts, determinations of unbilled receivables and the allocation of certain shared costs and expenses allocated to the Claims Processing Business. Actual results could differ from those estimates.

LEASES. Operating leases and related rentals are charged to expense as incurred, over the respective lease periods. Where leases provide for incentives such as a free rent period or escalation clauses, the total base rental set-out under the lease is charged on a straight line basis over the respective term of the related leases, and the difference between that amount and the amount payable is reflected as deferred rent in the accompanying financial statements. The base rent is expensed on a straight-line basis over the term of the leases.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of accounts receivable, unbilled receivables, accounts payable and accrued expenses, payroll, payroll taxes and other current liabilities approximate fair value due to the short maturities of these instruments.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2003, FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified and for hedging relationships designated after June 30, 2003. The adoption of this statement had no effect on the Claims Processing Business' operating results or financial position.

In May 2003, the FASB issued SFAS 150, "Accounting for Certain financial Instruments with Characteristics of Both Liabilities and Equity". The statement improves the accounting for three types of financial instruments that were previously accounted for as equity - mandatory redeemable shares, instruments that may require the issuer to buy back shares and certain obligations that can be settled with shares. The statement requires that those instruments be accounted for as liabilities in the statement of financial position. The statement is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement had no affect on the Claims Processing Business' operating results or financial position.

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS


4.       PROPERTY AND EQUIPMENT

As of September 30, 2004, December 31, 2003 and December 31, 2002, property and equipment consisted of:

                                    September 30,   December 31,   December 31,
                                        2004           2003           2002
                                   --------------------------------------------

Software                           $  1,812,978   $    120,909   $    120,909
Data processing equipment             1,692,988      1,163,512      1,064,127
Other equipment                         407,293        385,794        332,542
Furniture and fixtures                  237,981        237,981        237,981
Leasehold improvements                  100,989        100,989         84,888
System development                         -         2,169,265      2,265,363
                                   --------------------------------------------
                                      4,252,229      4,178,450      4,105,810
Accumulated depreciation
  and amortization                   (2,203,248)    (1,672,114)    (1,373,824)
                                   --------------------------------------------
Property, plant and
   equipment, net                  $  2,048,981   $  2,506,336   $  2,731,986
                                   ============================================


Depreciation and amortization expense amounted to $531,134, $298,290, and $370,148, for the nine month period ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

5.       INCOME TAXES

The Claims Processing Business did not constitute a separate entity for income tax purposes. Accordingly, the Claims Processing Business has recorded an "income tax provision in lieu of income taxes, as if it had filed separate income tax return as a stand alone entity. As of September 30, 2004, and December 31, 2003 and 2002, there were no deferred tax assets or liabilities.

The provision in lieu of income taxes has been recorded using the maximum statutory tax rates in effect during the respective periods, as follows:

                                                          YEARS ENDED
                             NINE MONTHS ENDED            DECEMBER 31,
                             SEPTEMBER 30, 2004        2003           2002
                             ------------------   -----------------------------

Federal tax provision
   in lieu of income taxes      $  3,137,000      $  3,105,000   $  4,120,000

State tax provisions
   In lieu of income taxes           548,000           551,000        696,000
                             ------------------   -------------  -------------

                                $  3,685,000      $  3,656,000   $  4,816,000
                             ==================   =============  =============

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS

5.   INCOME TAXES (CONT'D)

Income tax expense for the nine month period ended September 30, 2004 and the years ended December 31, 2003 and 2002 is determined in accordance with FAS 109. Reconciliations between the effective tax rate on income before provision in lieu of income taxes and the federal statutory rate are presented below:

                         NINE MONTHS ENDED     % OF          YEAR ENDED       % OF             YEAR ENDED      % OF
                         SEPTEMBER 30, 2004   PRETAX    DECEMBER 31, 2003    PRETAX      DECEMBER 31, 2002    PRETAX
                         ------------------   ------    -----------------    ------      -----------------    ------
Tax at statutory rate      $      3,403,483    35.0%      $      3,389,096    35.0%       $     4,463,409     35.0%
State taxes - net                   360,694    3.70                363,660    3.76                458,176     3.59
Other - net                         (79,177)   (.82)               (96,756)   (1.0)              (105,585)    (.83)
                           ----------------   -----       ----------------   -----       ----------------     -----

Provision in lieu of
 income taxes              $      3,685,000   37.88%      $      3,656,000   37.76%      $      4,816,000     37.76%
                           ================   =====       ================   =====       ================     =====

6.   VOLUNTARY SEPARATION INCENTIVE PLAN

During 2003, Verizon Communications, Inc. ("Verizon") offered certain of its qualifying employees and employees of its subsidiaries the opportunity to separate from their employment. The Voluntary Separation Incentive Plan (the "Plan") provided for a lump sum separation payment plus continuing benefits extending for a period subsequent to their separation. In this regard, certain employees of the Claims Processing Business separated from their employment under the Plan. The cost associated with the lump sum separation payment aggregated $2,844,500. The cost associated with providing continuing benefits extending for a period subsequent to the employees' separation cannot be reasonably estimated.

7.   RETIREMENT PLANS

Employees of the Claims Processing Business, as well as employees of other business units, affiliates and subsidiaries of Verizon were able to participate in the available retirement plans they qualified for by virtue of their employment. The expense associated with these plans is included in and recorded as part of the overall employee benefit costs. Such costs are included in cost of revenue in the accompanying financial statements.

8.   STOCK OPTIONS

Employees, to the extent they qualified, of the Claims Processing Business, as well as employees of other business units and subsidiaries of Verizon were able to participate in Verizon Stock Option Plans. There is no established market value for the stock of the Claims Processing Business and the expense, if any, associated with the stock options would be in part determined based on the Verizon share price. No expense that might be associated with the Stock Option Plan is being recorded in the accompanying financial statements.

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS

9.   COMMITMENTS

The Claims Processing Business currently has operating leases for facilities in Phoenix, Arizona, and Jefferson City, Missouri.

The lease in Arizona expires on April 30, 2008 with an option to renew for an additional five-year period. Effective May 1, 2003, the original lease was amended and decreased from approximately 45,307 rentable square feet to approximately 11,326 rentable square feet. The lease provides for a rent concession of seven months and contains escalation clauses, which cause the monthly base rent to increase by a stated amount over the term of the lease.

The lease in Jefferson City expires on November 15, 2007 and has two one-year renewal options. Effective May 13, 2002, the original lease was amended and increased from approximately 18,630 gross square feet to approximately 24,730 gross square feet.

Following is a summary of the net facility costs for operating leases for the nine-month period ended September 30, 2004, and the years ended December 31, 2003 and 2002:

                                    September 30,   December 31,   December 31,
                                        2004           2003           2002
                                   --------------------------------------------
Facility costs                     $    514,863   $  1,115,573   $  1,507,872
Sublease income                          (9,009)          -          (749,411)
                                   -------------  -------------  -------------
Net facility costs                 $    505,854   $  1,115,573   $    758,461
                                   =============  =============  =============

The following is a schedule of annual future minimum rental payments, excluding property taxes and other operating expenses, required under all non-cancelable operating leases:

                                                     Total Operating
                                                      Lease Payments
                                                ---------------------
Period ending December 31:
2004                                             $           124,039  *
2005                                                         507,480
2006                                                         513,143
2007                                                         499,008
2008                                                          84,945
                                                 --------------------
                                                         $ 1,728,615
                                                 ====================
* Three month period October 31, 2004 through December 31, 2004

        MEDICAID, MEDICARE AND MANAGED CARE CLAIMS PROCESSING BUSINESS OF
                      VERIZON INFORMATION TECHNOLOGIES INC.

                          NOTES TO FINANCIAL STATEMENTS


10.  BUSINESS CONCENTRATIONS AND CONTINGENCIES

CREDIT RISK. The Claims Processing Business provides services primarily to large not-for profit and commercial corporations, and departmental units of the State of Missouri. 30-day terms are extended for all customers based on their financial condition and collateral is generally not required.

CUSTOMER CONCENTRATIONS. The following table discloses the number of customers and their respective percentages of gross accounts receivable as of September 30, 2004, December 31, 2003 and 2002:

                                   Number of            Percentage of
                                       of              gross accounts
                                   customers             receivable
                                -----------------    --------------------
September 30, 2004                     3                   74.70%
December 31, 2003                      1                   75.43%
December 31, 2002                      2                   71.31%

The concentration is mostly related to Medicaid fiscal agent services provided to departmental units of the State of Missouri as well as data processing services for Medicare claims.

The maximum amount of loss due to credit risk that, based on the gross accounts receivable, the Claims Processing Business would incur if the customers that make up the concentration failed to perform according to the terms of the contracts is approximately $3,365,000, $6,957,000, and $5,032,000, as of
September 30, 2004, and December 31, 2003, and 2002, respectively.

For the nine months ended September 30, 2004, two customers accounted for 69.79% of revenues. For the years ended December 31, 2003 and 2002, two customers accounted for 66.82% and 66.26% of revenues, respectively.

Although a number of Medicaid and Medicare projects for which the Claims Processing Business is the contractor or subcontractor are planned as multi-year projects, the government normally funds these projects on an annual or more frequent basis. Generally, the government has the right to change the scope of, or terminate, these projects at its convenience. Certain customer contracts require, among other things, the Claims Processing Business to meet certain performance benchmarks as established and defined in the respective contracts, and may provide for penalties in the event contractor standards are not achieved.

11.  SUBSEQUENT EVENTS

On October 1, 2004, Infocrossing acquired 150 shares of no par value common stock (constituting all of the authorized, issued and outstanding shares of common stock) of VITI from VDSI, for $43,500,000. The acquisition by Infocrossing was partially financed with a non-revolving loan of $24,375,000, in connection with which Infocrossing pledged the stock of VITI, and VITI joined in a Guaranty and Security Agreement executed by all of Infocrossing's subsidiaries to unconditionally guarantee Infocrossing's obligations pursuant to the loan. VITI granted a lien to Infocrossing's lender on substantially all of its assets other than permitted liens as allowed in the loan agreement.

Following the purchase VITI's, (the Claims Processing Business'), name was changed to Infocrossing Healthcare Services, Inc.

                                   APPENDIX B
                          UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
                            AS OF SEPTEMBER 30, 2004,
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, AND
                      FOR THE YEAR ENDED DECEMBER 31, 2003

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2004, we acquired the Medicaid, Medicare and Managed Care claims processing business (the "Claims Processing Business") of Verizon Information Technologies Inc. ("VITI") from Verizon Communications Inc. (NYSE: VZ). The sale was structured as an acquisition of the common stock of the Claims Processing Business. The purchase price was $43.5 million in cash (the "IHS Acquisition"). Immediately following the closing of the IHS Acquisition, the Claims Processing Business' name was changed to Infocrossing Healthcare Services, Inc. ("IHS"). The IHS Acquisition was pursuant to a Purchase and Sale Agreement, dated as of September 1, 2004, between Verizon Data Services, Inc. (VITI's parent) and us. The IHS Acquisition, as discussed in the Notes to the unaudited pro forma information, resulted in goodwill of $32.4 million.

On April 2, 2004, we acquired all of the outstanding capital stock of ITO Acquisition Corporation, a California corporation doing business as Systems Management Specialists ("SMS"), from ITO Holdings, LLC ("Holdings") for approximately $35 million in cash and 135,892 shares of common stock of the Company (the "SMS Acquisition"). The SMS Acquisition was pursuant to a Stock Purchase Agreement, dated as of March 3, 2004 between Holdings and us. In June 2004, we changed SMS' name to Infocrossing West, Inc.

The following unaudited condensed combined pro forma balance sheet at September 30, 2004 gives effect to the IHS Acquisition as if it had been completed as of September 30, 2004. The acquisition was accounted for under the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of the acquisition. The purchase price has been allocated to the assets acquired and the liabilities assumed based upon estimates of their respective fair values, which are subject to adjustment.

The following unaudited condensed combined pro forma Statements of Operations for the year ended December 31, 2003 and the nine month period ended September 30, 2004 give effect to the IHS Acquisition and the SMS Acquisition as if they had occurred on January 1, 2003. For the purposes of the pro forma Statements of Operations, we have assumed that, other than the related financings, we had sufficient cash to make the acquisitions. The pro forma information has been prepared by our management.

The pro forma information may not be indicative of the results that actually would have occurred had the transactions been in effect on the dates indicated, nor does it purport to indicate the results that may be obtained in the future. The pro forma information should be read in conjunction with the financial statements and notes thereto of the Claims Processing Business appearing as appendix A in this Report and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003.

The pro forma Statements of Operations do not give effect to planned synergies and cost savings.

                                         UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
                                                       AS OF SEPTEMBER 30, 2004
                                                            (IN THOUSANDS)

                                                                           INFOCROSSING
                                                                            HEALTHCARE
                                                       INFOCROSSING,      SERVICES, INC.       PRO FORMA              PRO FORMA
                                                          INC. (A)             (B)            ADJUSTMENTS             COMBINED
                                                      -----------------  -----------------  -----------------     ------------------
                         ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and restricted cash         $        38,743    $        -         $       (19,125) (C)  $         19,618
  Trade accounts receivable, net of allowances for
    doubtful accounts                                          12,027              9,146                                    21,173
  Prepaid expenses and other current assets                     6,040             -                     677  (D)             6,717
                                                      -----------------  -----------------  -----------------     ------------------
                                                               56,810              9,146            (18,448)                47,508
PROPERTY AND EQUIPMENT, NET                                    22,666              2,049             -                      24,715
                                                      -----------------  -----------------  -----------------     ------------------
OTHER ASSETS:
  Goodwill                                                     77,837             -                  32,437  (E)           110,274
  Other intangible assets, net                                  3,573             -                   4,073  (F)             7,646
  Security deposits and other non-current assets                2,582             -                  -                       2,582
                                                      -----------------  -----------------  -----------------     ------------------
                                                               83,992             -                  36,510                120,502
                                                      -----------------  -----------------  -----------------     ------------------

TOTAL ASSETS                                          $       163,468    $        11,195    $        18,062       $        192,725
                                                      =================  =================  =================     ==================
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                    $         6,215    $        -         $        -            $          6,215
  Current portion of long-term debt
     and capitalized lease obligations                          3,628             -                  -                       3,628
  Accrued expenses                                              6,623              1,830              3,052  (G)            11,505
  Deferred rent                                                -                     112               (112) (H)            -
  Current deferred revenue                                      1,235             -                  -                       1,235
                                                      -----------------  -----------------  -----------------     ------------------
                                                               17,701              1,942              2,940                 22,583
LONG-TERM LIABILITIES:
  Convertible notes                                            69,511             -                  -                      69,511
  Other long-term debt and capitalized
     lease obligations                                          6,275             -                  24,375  (I)            30,650
  Other long-term liabilities                                   2,260             -                  -                       2,260
                                                      -----------------  -----------------  -----------------     ------------------

TOTAL LIABILITIES                                              95,747              1,942             27,315                125,004
                                                      -----------------  -----------------  -----------------     ------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common Stock                                                      193             -                  -                         193
Additional paid-in capital                                    144,182              9,253             (9,253) (J)           144,182
Accumulated Deficit                                           (73,516)            -                  -                     (73,516)
                                                      -----------------  -----------------  -----------------     ------------------
                                                               70,859              9,253             (9,253)                70,859
Less common stock held in treasury, at cost                    (3,138)            -                  -                      (3,138)
                                                      -----------------  -----------------  -----------------     ------------------
TOTAL STOCKHOLDERS' EQUITY                                     67,721              9,253             (9,253)                67,721
                                                      -----------------  -----------------  -----------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $       163,468    $        11,195      $      18,062        $       192,725
                                                      =================  =================  =================     ==================

                 See accompanying notes to unaudited condensed
                   combined pro forma financial information.

                                  UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 2003

                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           INFOCROSSING
                                    INFOCROSSING,       INFOCROSSING        HEALTHCARE         PRO FORMA
                                       INC. (K)         WEST, INC (L)      SERVICES (M)       ADJUSTMENTS        PRO FORMA COMBINED
                                   -----------------  ------------------ ----------------- ------------------    -------------------
Revenues                            $       55,228     $        36,317    $       52,015     $        -           $        143,560
                                     ---------------    ----------------   ---------------    ---------------      -----------------

Costs of revenue, excluding
   depreciation shown below                 36,706              36,586            35,464              -                    108,756
Selling, general & administrative
   expenses                                  8,565                 891             3,725              -                     13,181
Non-recurring costs:
  Migration costs                            -                   4,078             -                  -                      4,078
  Losses on impairment and
     abandonment                             -                   1,014             -                  -                      1,014
  Voluntary separation incentive
     plan                                    -                   -                 2,845              -                      2,845
Depreciation and amortization                6,061               2,223               298               (262) (N)             8,320
                                     ---------------    ----------------   ---------------    ---------------      -----------------
                                            51,332              44,792            42,332               (262)               138,194
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Operating income                             3,896              (8,475)            9,683                262                  5,366

Net interest expense (income)                2,498                 205             -                  3,454  (O)             6,157
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Income (loss) before income
   tax expense (benefit)                     1,398              (8,680)            9,683             (3,192)                  (791)
Income tax expense (benefit)                    42                   2             3,656             (3,656) (P)                44
                                     ---------------    ----------------   ---------------    ---------------      -----------------

Net income (loss)                            1,356              (8,682)            6,027                464                   (835)
Accretion and dividends on
   redeemable preferred stock               (6,877)              -                 -                  -                     (6,877)
                                     ---------------    ----------------   ---------------    ---------------      -----------------

Net income (loss) to
   common stockholders              $       (5,521)    $        (8,682)   $        6,027     $          464       $         (7,712)
                                     ===============    ================   ===============    ===============      =================

Basic and diluted net loss to
common
   stockholders per share           $        (0.71)                                                               $          (0.98)
                                     ===============                                                               =================
Weighted average common
   shares outstanding                        7,730                                                      136  (Q)             7,866
                                     ===============                                          ===============      =================

                  See accompanying notes to unaudited condensed
                   combined pro forma financial information.

                                UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           INFOCROSSING
                                    INFOCROSSING,       INFOCROSSING,       HEALTHCARE         PRO FORMA
                                       INC. (R)        WEST, INC. (S)      SERVICES (T)       ADJUSTMENTS        PRO FORMA COMBINED
                                   -----------------  ------------------ ----------------- ------------------    -------------------
Revenues                            $       66,232     $         8,390    $       36,213     $        -           $        110,835
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Costs of revenue, excluding
   depreciation shown below                 46,303               6,461            23,127              -                     75,891
Selling, general & administrative
   expenses                                  7,559               2,772             2,831              -                     13,162
Depreciation and amortization                5,896                 556               531                174  (N)             7,157
                                     ---------------    ----------------   ---------------    ---------------      -----------------
                                            59,758               9,789            26,489                174                 96,210
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Operating income (loss)                      6,474              (1,399)            9,724               (174)                14,625

Net interest expense                         3,924                 102             -                  1,838  (O)             5,864
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Income (loss) before income
   tax expense (benefit)                     2,550              (1,501)            9,724             (2,012)                 8,761
Income tax expense (benefit)                    (4)              -                 3,685             (2,915) (P)               766
                                     ---------------    ----------------   ---------------    ---------------      -----------------

Net income (loss)                            2,554              (1,501)            6,039                903                  7,995
                                     ===============    ================   ===============    ===============      =================

Basic net income per share          $         0.15                                                                $           0.46
                                     ===============                                                               =================
Weighted average common
   shares outstanding                       17,382                                                                          17,382
                                     ===============                                                               =================

Diluted net income per share        $         0.13                                                                $           0.41
                                     ===============                                                               =================
Weighted average common
   shares and equivalents
outstanding                                 19,599                                                                          19,599
                                     ===============                                                               =================

                  See accompanying notes to unaudited condensed
                   combined pro forma financial information.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
                          (DOLLAR AMOUNTS IN THOUSANDS)

On October 1, 2004, we acquired the Medicaid, Medicare and Managed Care claims processing business (the "Claims Processing Business") of Verizon Information Technologies Inc. ("VITI") from Verizon Communications Inc. (NYSE: VZ). The sale was structured as an acquisition of the common stock of the Claims Processing Business. The purchase price was $43.5 million cash (the "IHS Acquisition"). Immediately following the closing of the transaction, the Claims Processing Business' name was changed to Infocrossing Healthcare Services, Inc. ("IHS"). The IHS Acquisition was pursuant to a Purchase and Sale Agreement, dated as of September 1, 2004, between Verizon Data Services, Inc. (VITI's parent) and us. The IHS Acquisition, as discussed in the following Notes, resulted in goodwill of $32,437.

The IHS Acquisition was partially financed by borrowing $24,375 on October 1, 2004 from a non-revolving loan facility at an interest rate of Prime plus 3% with a floor of 8.5% maturing on March 15, 2009. The amount borrowed represents the full loan availability under the line. The $625 balance must remain available in the event we are required to fund an Interest Reserve, as defined in the loan agreement.

On June 30, 2004, we completed a private offering of $60,000 aggregate principal amount of 4.0% Convertible Senior Notes due July 15, 2024 (the "Notes"). Approximately $40,000 of the net proceeds from this offering were used to repay two 9.0% term loans, including the loan to purchase SMS described below. On July 6, 2004, the initial purchaser exercised its option in full to purchase an additional $12,000 of the Notes. Net proceeds after a discount of $2,520 and approximately $752 of costs and fees were approximately $68,728. Interest on the Notes is payable semi-annually in arrears beginning on January 15, 2005. These Notes are reflected in the balance sheet of Infocrossing, Inc. at September 30, 2004.

On April 2, 2004, we acquired all of the outstanding capital stock of ITO Acquisition Corporation, a California corporation doing business as Systems Management Specialists ("SMS"), from ITO Holdings, LLC ("Holdings") for $34,919 in cash and 135,892 shares of our common stock valued at approximately $1,859 (the "SMS Acquisition"). SMS, headquartered in Orange County, California, provides computing operations, business process outsourcing and managed application services to clients primarily located in the western United States. The assets and liabilities of SMS are included in the balance sheet of Infocrossing, Inc. at September 30, 2004. In June 2004, we changed SMS' name to Infocrossing West, Inc.

A portion of the funding for the SMS Acquisition was obtained from a loan in the amount of $15,000 at an interest rate of Prime plus 3% with a floor of 9% maturing October 21, 2008. This loan was repaid June 30, 2004 from the proceeds of the Notes as described above.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                   PRO FORMA FINANCIAL INFORMATION (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

A. Our unaudited condensed consolidated balance sheet as of September 30, 2004, which includes our previously completed SMS Acquisition.

B. The unaudited condensed balance sheet of Claims Processing Business as of September 30, 2004.

C. To record the cash paid for the IHS Acquisition and proceeds from the related loan.

     Cash paid for the IHS Acquisition        $    (43,500)
     Proceeds from a loan                           24,375
                                              -------------
                                              $    (19,125)
                                              =============

D. To record a receivable from the Verizon Data Services, Inc. for certain disbursements of amounts accrued by the Claims Processing Business.

E.   To record the adjustment to goodwill.

     Purchase price:
       Cash                                       $   43,500
       Fees and costs                                  1,693    $  45,193
                                                  -----------

       Tangible assets acquired and liabilities
          assumed (net of adjustments):
       Trade accounts receivable                  $    9,146
       Prepaid expenses and other current assets         677
       Property and equipment                          2,049
       Accrued expenses                               (1,889)
       Accrual for purchase related costs             (1,300)       8,683
                                                  -----------   ----------
                                                                   36,510
       Less balance allocated to customer lists                     4,073
                                                                ----------
       Total goodwill                                           $  32,437
                                                                ==========

F. To record the fair value of the customer list acquired based on a valuation performed by management.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                   PRO FORMA FINANCIAL INFORMATION (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

G.   To record adjustments to accrued expenses.

     Fees and costs associated with the IHS Acquisition     $      1,693
     Accrual for outstanding checks                                   59
     Accrual for redundant leases                                  1,150
     Accrual for severance                                           150
                                                            -------------

                                                            $      3,052
                                                            =============

H.   To record the elimination of the Claims Processing Business' deferred rent.

I.   To record borrowing related to the IHS Acquisition.

J. To record the elimination of the Claims Processing Business' historical equity.

K. Reflects our consolidated condensed statement of operations for the year ended December 31, 2003.

L. Reflects the condensed statement of operation of SMS for the year ended December 31, 2003, which includes the operations of the Acxiom Los Angeles Outsourcing Data Center from June 30, 2003, the date SMS acquired certain of the assets, rights, and properties and assumed certain obligations of the Acxiom Los Angeles Outsourcing Data Center from Acxiom Corporation (the "Acxiom Acquisition"). For the purposes of this pro forma statement of operations, the Acxiom Acquisition has been assumed to occur on January 1, 2003. See Amendment No. 1 to our Current Report on Form 8-K/A for the SMS Acquisition filed on June 10, 2004.

M. Reflects the condensed statement of operations of the Claims Processing Business for the year ended December 31, 2003.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                   PRO FORMA FINANCIAL INFORMATION (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

N. Depreciation and amortization expense was adjusted for a reduction in the fair valaue of the SMS customer lists and a reduction in SMS fixed asset fair values as a result of the purchase price allocation, increased customer list amortization expense for six months relating to the assumed Acxiom Acquisition on January 1, 2003 (See Note L), and the additional expense of the amortization of the IHS customer list.
                                                                    Nine Months
                                                     Year Ended        Ended
                                                     December 31,    September
                                                        2003         30, 2004
                                                     --------------------------
        SMS fixed asset depreciation reduction (1)   $    (726)     $    (181)
        Amortization of customer list related
            to the Acxiom Acquisition                       90           -
        SMS customer list amortization reduction          (150)          (38)
        Amortization of the IHS customer list (2)          524           393
                                                     ----------     ---------
                                                     $    (262)     $    174
                                                     ==========     =========

          (1) The amounts for the nine months ended September 30, 2004 include SMS and Acxiom adjustments through March 31, 2004. Effective April 1, 2004, SMS and Acxiom are included in our statement of operations.

          (2)  The IHS customer list is being amortized over ten years.

O. To record additional interest expense for the loans used for the SMS Acquisition and the IHS Acquisition, and amortization of deferred financing costs.

                                                                   Nine Months
                                                     Year Ended        Ended
                                                     December 31,    September
                                                        2003         30, 2004
                                                     --------------------------
     Interest expense for the SMS loan
         (9% per annum) (1)                          $   1,207      $    230
     Interest expense for the IHS loan
         (8.5% per annum)                                2,101         1,571
     Amortization of deferred financing costs (1)          146            37
                                                     --------------------------
                                                     $   3,454      $  1,838
                                                     ==========================

          (1) The amounts for the nine months ended September 30, 2004 include SMS and Acxiom adjustments through March 31, 2004. Effective April 1, 2004, SMS and Acxiom are included in our statement of operations.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                   PRO FORMA FINANCIAL INFORMATION (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

P. To record adjustments to taxes, including the elimination of the Claims Processing Business provisions in lieu of income taxes. For the nine months ended September 30, 2004, record $770 in income tax expense for the additional pro forma net income contributed by IHS, in excess of the approximately $6,500 of Federal net operating loss carryforwards available to us in 2004. For the year ended December 31, 2003, no additional tax is required due to the loss. At December 31, 2003. we have net operating loss carry-forwards of approximately $37.3 million for Federal income tax purposes that begin to expire in 2019. The use of these net operating loss carry-forwards may be restricted in amount in future years pursuant to
     Section 382 of the Internal Revenue Code. The deferred tax asset associated with carrying forward cumulative pre-tax losses has been fully offset by a valuation allowance due to the uncertainty of realizing such tax benefits.

Q.   To record the additional shares issued in connection with the SMS
     Acquisition.

R. Reflects our unaudited condensed consolidated income statement for the nine months ended September 30, 2004, which includes the accounts of SMS after April 1, 2004.

S. Reflects the unaudited condensed income statement of SMS for the three months ended March 31, 2004 (through the date of the SMS Acquisition).

T. Reflects the audited condensed income statement of the Claims Processing Business for the nine months ended September 30, 2004.








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